UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 4, 2018

KOPIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North Drive, Westborough, MA 01581

(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code (508) 870-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2017, the Compensation Committee of the Board of Directors of Kopin Corporation (the “Employer”) approved the ninth amended and restated employment agreement (the “Employment Agreement)” with Dr. John C.C. Fan, Chief Executive Officer of Kopin, which became effective as of January 1, 2018 and terminate on December 31, 2020. Pursuant to the Employment Agreement, Dr. Fan will be paid salary at an annual rate, currently $559,400 per year, subject to the Board’s right to determine his salary and benefits for each subsequent year. In the event Dr. Fan is terminated by the Employer without Cause (as defined in the Employment Agreement) other than by reason of disability (subject to his entitlement to severance pay in the event of his long-term disability arising out of Employer-related travel), death or Dr. Fan resigns for Good Reason (as defined in the Employment Agreement) within twelve (12) months following a Change in Control (as defined in the Employment Agreement) Dr. Fan shall also be entitled to receive severance pay of $1.5 million, to be paid over a 24 month period, $40,000 per year for 10 years to cover medical expenses (which he will also be entitled to if he either completes his employment term or resigns for Good Reason during his employment term), and all options to purchase the Employer stock, all stock appreciation rights, all restricted stock awards (with the exception of certain stock price related restricted stock awards which vest if Dr. Fan resigns for Good Reason prior to rather than within twelve (12) months following a Change of Control) and any other compensation equity awards granted by the Employer to Dr. Fan shall immediately vest. Dr. Fan is entitled to indemnification from claims made against him in connection with his service to the Company, to any affiliated entity and as a fiduciary of any employee benefit plan of the Company. In addition, the Company will reimburse Dr. Fan for legal expenses if he prosecutes a successful legal action against the Company to enforce the Employment Agreement unless he is not the prevailing party. Under the terms of the Employment Agreement Dr. Fan assigns all inventions and agrees to a covenant not-to compete for a period of 12 months following termination.

The foregoing description of the material terms of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement, which will be filed as an exhibit with the Company’s Form 10-K for the 2017 fiscal year end.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated: January 4, 2018	By:	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)